EXHIBIT  99.1

FOR IMMEDIATE RELEASE

Contact: Carol Shaw, President

Telephone: (604 484-4966)

Infotec Business Systems, Inc.

Acquisition of New Business Units

Infotec Acquires Additional Business to Expand Opportunities

VANCOUVER, B.C., September 30, 2005 - Infotec Business Systems, Inc. (OTCBB:IFOB) a provider of Internet systems and media delivery solutions, including streaming media delivery of on demand content for Internet TV and advertising, is pleased to announce that it has entered into formal agreements for the acquisition of Stream Horizon Media and ebahn Television Network Corp.  Under the terms of the agreements, Infotec will issue as consideration for these acquisitions, an aggregate of 6.1 million shares of its restricted common stock.

Stream Horizon Media, is based in Vancouver, British Columbia and provides video editing and encoding services, studio rental, casting, directing, video/audio production services and remote site video services. Stream Horizon's studio is fully equipped, with a  24 foot curved green screen and multi backdrop roller system, audio damping and controlled tungsten lighting, mixing, production booth, three 3-CCD professional Sony cameras, two tripod mounted teleprompter systems, Teleprompter PC, with network access for script loading, Dual Audio mixers, Telephone broadcast host interface, professional quality microphones, three Dual Xeon edit stations, and Sony DVCAM recorder player system.  Stream Horizon operates the only facility of its kind in the Vancouver area and films and edits  four one half hour television programs each week.  Stream Horizon also films various web based videos for a variety of customers and films and produces DVDs for several sports academies around the lower mainland of British Columbia.

ebahn Television Network Corp., through its site at http://www.ebahn.tv, is a video broadcast portal, providing TV quality programming viewing via the Internet.  ebahn.tv is developing an advertising driven content delivery engine, able to emulate a conventional broadcaster and via a 'set top box', deliver on demand television content to a viewer's television.. The web site has been designed with a number of unique features and can be viewed at http://www.ebahn.tv.  ebahn.tv delivers a mix of live streamed content and ‘video on demand’ content.

Infotec, is a provider of Internet and related media services and delivers 3rd generation on demand streaming media content via its proprietary Galaxy Broadcast Network.  Infotec is a full service provider for capture, hosting and distribution of digital IP content for businesses and viewers throughout the world.  Infotec is building its infrastructure and its web portal to support the growth in web TV/Internet TV and in the distribution of digital content and information, anywhere, anytime.

Infotec Business Systems, Inc, is a publicly traded company listed in the U.S.A. on the OTCBB under the symbol IFOB, and in Europe, on the Frankfurt Stock Exchange under the symbol IIB.

This Press Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates", "believes", "estimates", "expects", "plans", "intends", "potential", and similar expressions.  These statements reflect the company's current beliefs and are based upon currently available information.  Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors including such risks as market acceptance of our products and technical risks of introduction, lack of adequate capital and intense competition which could cause the company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements.  The company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information covered in this press release including such forward-looking statements.